UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2026

PENN ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-24206	23-2234473
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 Berkshire Blvd., Suite 200

Wyomissing, PA 19610

(Address of principal executive offices including Zip Code)

610-373-2400

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PENN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 16, 2026, PENN Entertainment, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its Second Amended and Restated Credit Agreement, dated as of May 3, 2022 (as amended prior to the effectiveness of the Amendment, the “Existing Credit Agreement” and as further amended by the Amendment, the “Amended Credit Agreement”), by and among the Company, the guarantors party thereto, the lenders party thereto and Bank of America, N.A, as administrative agent and collateral agent.

The Amendment amended the Existing Credit Agreement to, among other things, refinance and extend the term of the Company’s $1.0 billion revolving credit facility and $446.9 million term loan A facility (together, as so amended, the “2026 Facilities”). The 2026 Facilities will mature in April 2031, subject to an earlier springing maturity 91 days inside certain of the Company’s existing debt obligations in the event that such debt remains outstanding and has not been refinanced, unless certain liquidity conditions are met. The interest rate margins applicable to the revolving credit facility and term loan A facility were unchanged by the Amendment, except that the Amendment removed the 0.10% credit spread adjustment applicable to SOFR borrowings under the revolving credit facility and term loan A facility.

The Company’s existing term loan B facility remains outstanding and was not refinanced as part of this transaction. The maturity of the Company’s term loan B facility remains unchanged.

Proceeds of the 2026 Facilities were used to refinance the Company’s existing revolving credit facility and term loan A facility and will be available for future working capital and other general corporate purposes.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report, and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1*	Third Amendment, dated as of April 16, 2026, by and among PENN Entertainment, Inc., the guarantors party thereto, the lenders party thereto and Bank of America. N.A., as administrative agent and collateral agent.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

* Certain annexes, schedules, and exhibits to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 16, 2026	PENN ENTERTAINMENT, INC.

	By:	/s/ Christopher Rogers
	Name:	Christopher Rogers
	Title:	Executive Vice President, Chief Strategy and Legal Officer and Secretary